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INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us in this Post-Effective Amendment No. 41 to Registration Statement No. 33-58846 of Lord Abbett Securities Trust on Form N-1A under the headings "Independent Auditors" in the Statements of Additional Information, which are part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, New York
June 26, 2003